Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Amendment to the Registration Statement on Form S-1 to Form SB-2 for Huiheng Medical, Inc. (the “Company”) of our report, dated March 28, 2008, of the consolidated financial statements of the Company for the years ending December 31, 2007 and 2006.

Furthermore, we also consent to the reference to us under the heading “Experts” in this Amendment to the Registration Statement.

/s/ UHY ZTHZ HK CPA Limited
UHY ZTHZ HK CPA LIMITED

April 18, 2008